MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

TRI-WAY INDUSTRIES LIMITED

Incorporated the 28th Day of October, 2005

No. 1004146
(COPY)

COMPANIES ORDINANCE
(CHAPTER 32)

CERTIFICATE OF INCORPORATION

I hereby certify that

TRI-WAY INDUSTRIES LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

Issued by the undersigned on 28 October, 2005

(Sd.) Ms. Teresa K. L. LAI
Ms. Teresa K. L. LAI

for Registrar of Companies
Hong Kong

Artwork and Design by Cayman-Hong Kong Corporate Services Limited Tel: 2544-3249

THE COMPANIES ORDINANCE (Chapter 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

TRI-WAY INDUSTRIES LIMITED

First:- The name of the Company is "TRI-WAY INDUSTRIES LIMITED ".

Second:- The Registered Office of the Company will be situated in Hong Kong.

Third:- The liability of the members is limited.

Fourth:- The Share Capital of the Company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each and the Company shall have power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified, or other special rights, privileges, restrictions or conditions.

We, the undersigned subscriber, whose name, address and description are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to the respective name:-

Name, Address and Description of Subscriber                 Number of Shares taken by the Subscriber

For and on behalf of
Cayman HK Nominees Limited

(Sd.) Raymond Leung
Raymond Leung
CAYMAN HK NOMINEES LIMITED	One
25/F Car Po Commercial Building,
18 Lyndhurst Terrace, Central Hong Kong.
Corporation

Total Number of Shares Taken	One

Dated the 18th Day of October, 2005
WITNESS to the above signature.

(Sd.) Cheng, Chan Yuet Har
Cheng, Chan Yuet Har
Secretary
25/F Car Po Commercial Building,
18 Lyndhurst Terrace, Central, Hong Kong

THE COMPANIES ORDINANCE (Chapter 32)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

TRI-WAY INDUSTRIES LIMITED

PRELIMINARY

1.        The regulations in Table A in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to the Company save in so far as they are hereby specifically excluded or are inconsistent with the Articles herein contained. In particular, but without in any way limiting the generality of the foregoing, clauses 11, 49, 55, 77, 78, 79, 81, 86, 91 to 101 inclusive, 108, 114 and 132, 134 to 136 inclusive, of Table A shall not apply or are modified as hereinafter appearing.

PRIVATE COMPANY

2.        The Company shall be a private company and accordingly the following provisions shall have effect:-

(a)
The number of Members for the time being of the Company (exclusive of persons who are in the employment of the Company, and of persons, who having been formerly in the employment of the Company were, while in such employment and having continued after the determination of such employment to be, Members of the Company) is not to exceed fifty, but where two or more persons hold one or more shares in the Company jointly, they shall, for the purpose of this paragraph, be treated as a single Member.

(b)	Any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is hereby prohibited.

(c)	The right of transfer of shares shall be restricted as hereinafter provided.

(d)	The Company shall not have power to issue share warrants to bearer.

SHARES

3.        The Shares shall be under the control of the Directors who may subject to section 57B of the Ordinance allot or otherwise dispose of the same to such person or persons on such terms and conditions and either at a premium or at par and with such rights and privileges annexed thereto and at such times as the Directors may think fit and with full power to give to any person the call of any shares either at par or at a premium during such time and for such consideration as the Directors think fit, and in particular such shares or any of them may be issued by the Directors with a preferential, deferred or qualified right to dividends, and with a special or qualified right of voting or without a right of voting. Any preference share may be issued on the terms that it is, or at the option of the Company is, liable to be redeemed.

4.        The Company shall have the first and paramount lien upon all the shares registered in the name of each Member and upon the proceeds of sale thereof, for his debts, liabilities and engagements, solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfilment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares. The Directors may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be wholly or partially exempt from the provisions of this Article.

5.        Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any shares as the absolute owner thereof, and accordingly shall not, except as ordered by a Court of competent jurisdiction or as by Ordinance required, be bound to recognise any equitable or other claim to, or interest in, such shares on the part of any other person.

6.        Subject to the Ordinance and the sanction of the Court, the Company may by special resolution issue shares at a discount.

TRANSFER OF SHARES

7.        The Directors may, subject to Section 69 of the Ordinance, in their absolute discretion and without assigning any reason therefor, refuse to register a transfer of any shares. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

REDEMPTION OR PURCHASE OF OWN SHARES

8.        Subject to the Ordinance, the Company may by special resolution redeem or purchase its own shares out of its capital.

GENERAL MEETINGS

9.        A General Meeting shall be held once in every year at such time (not being more than fifteen months after the holding of the last preceding General Meeting) and place as may be prescribed by the Company in General Meeting and if no other time or place is prescribed a General Meeting shall be held at such time and place as the Directors may from time to time determine. General Meetings held under this Article shall be called Annual General Meetings. General Meetings other than the Annual Meetings shall be called Extraordinary General Meetings. Provided that so long as the Company holds its First Annual General Meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the following year.

10.	(a)
Subject to Section 116C of the Ordinance, an Annual General Meeting and a meeting called for the passing of a special resolution shall be called by not less than 21 days' notice in writing, and any other general meeting shall be called by not less than 14 days' notice in writing. However, a meeting that is called by shorter notice than herein provided shall nevertheless be deemed to have been duly called if it is so agreed:

(i)	in the case of Annual General Meetings, by all the members entitled to attend and vote; and

(ii)
in the case of any other meeting, by a majority in number of the members having the right to attend and vote at the meeting, being a majority together holding at least 95 per cent in nominal value of the shares giving that right.

(b)
The quorum for the transaction of business at any General Meeting shall be two members present in person or by proxy, except when the Company has only one member, the sole member shall have the power to transact business as if at a General Meeting.

(c)	Meetings may be held in Hong Kong or at such other place or places in the world as the majority of the shareholders in value shall from time to time by resolution determine.

(d)
A resolution in writing signed by 100% of the shareholders and annexed or attached to the General Meetings Minute Book shall be as valid and effective as a resolution passed at a meeting duly convened. The signature of any shareholder may be given by his Attorney or Proxy. Any such resolution may be contained in one document or separate copies prepared and/or circulated for the purpose and signed by one or more shareholders.

DIRECTORS

11.      Unless and until otherwise determined by an ordinary resolution of the Company, the number of Directors shall be not fewer than one, and there shall be no maximum number of Directors.

12.      The first Directors shall be appointed in writing by the subscribers to the Memorandum of Association of the Company or by the Company in general meeting.

13.      A Director need not hold any shares in the Company. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

DIRECTORS' REMUNERATION

14.	(a)	The Directors shall be paid out of the funds of the Company remuneration for their services such sum (if any) as the Company may by ordinary resolution from time to time determine.

(b)
The Directors shall also be entitled to be paid their reasonable expenses incurred in consequence of their attendance at meetings of Directors, committee meetings or general meetings or otherwise in or about the business of the Company.

15.      The Directors may award extra remuneration out of the funds of the Company (by way of salary, bonus, commission or otherwise as the Directors may determine) to any Director who performs services which in the opinion of the Directors are beyond the scope of the ordinary duties of a Director.

POWERS OF DIRECTORS

16.      The business of the Company shall be managed by the Directors, who shall pay all expenses incurred in the formation and registration of the Company, and who may exercise all such powers of the Company as are not by the Ordinance or by these Articles required to be exercised by the Company in general meeting, subject to any provision in these Articles or the Ordinance and to any resolution, not being inconsistent with any such provision, as may be passed by the Company in general meeting; but no such resolution shall invalidate any prior act of the Directors. The general powers given to the Directors by this Article shall be in addition to, and not limited or restricted by, any special authority or power given to the Directors by any other Article.

17.      The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents for the Company, and may fix their remuneration, and may delegate (with or without power to sub-delegate as the Directors shall determine) to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

18.      The Directors may from time to time and at any time by power of attorney or other instrument appoint any person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other instrument may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

19.      Subject to and to the extent permitted by the Ordinance, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a Branch Register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such Branch Register.

20.      All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

21.	(a)
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures, debenture stocks, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. Debentures, debenture stocks, bonds and other securities of the Company may be made assignable free from any equities between the Company and the person to whom the same may be issued, and may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

(b)
The Directors shall cause a proper register to be kept, in accordance with the provisions of the Ordinance, of all mortgages and charges affecting the property of the Company and shall duly comply with the requirements of the Ordinance in regard to the registration of mortgages and charges therein specified and otherwise. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the members of otherwise, to obtain priority over such prior charge.

APPOINTMENT AND REMOVAL OF DIRECTORS

22.      The Company may, from time to time, by ordinary resolution appoint new Directors.

23.      The Company may by ordinary resolution remove any Director notwithstanding anything in these Articles or in any agreement between him and the Company and may appoint another person in his stead.

24.      The Directors shall have power, exercisable at any time and from time to time, to appoint any other person as a Director, either to fill a casual vacancy or as an addition to the Board.

25.      The continuing directors may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the Board there shall be only one continuing director, he shall be authorised to act alone, but only for the purpose of increasing the number of Directors to that number, or of summoning a General Meeting of the Company, and for no other purpose. If there shall be no Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors, except when the Company has only one member, the sole member may by written resolution appoint Directors.

ALTERNATE DIRECTORS

26.      Each Director may by written notification to the Company nominate any other person to act as alternate Director in his place and at his discretion in similar manner remove such alternate Director. The alternate Director shall (except as regards the power to appoint an alternate) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company; and each alternate Director, whilst acting as such, shall exercise and discharge all the functions, powers and duties of the Director he represents, but shall look to such Director solely for his remuneration as alternate Director. Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor. Any Director of the Company who is appointed an alternate director shall be considered as two Directors for the purpose of making a quorum of Directors. Any person appointed as an alternate Director shall vacate his office as such alternate Director if and when the Director by whom he has been appointed removes him or vacates office as Director. A Director shall not be liable for the acts or defaults of any alternate Director appointed by him.

DIRECTORS' INTERESTS

27.      A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest in accordance with the provisions of the Ordinance. A general notice given to the Board of Directors by a Director to the effect that he is a member or a director of a specified company or entity, and is to be regarded as interested in any contract, arrangement or dealing which may, after the date of the notice, be entered into or made with that company or entity, shall, for the purpose of this Article, be deemed to be a sufficient disclosure of interest in relation to any contract, arrangement or dealing so entered into or made. Without prejudice to the generality of the foregoing, a Director shall give notice to the Company of such matters relating to himself as may be necessary for the purposes of Sections 155B, 158,161 and 161B of the Ordinance.

28.      A Director may hold any other office or place of profit under the Company (other than the office of Auditor or where prohibited by Section 154 of the Ordinance), and he or any entity of which he is a member or a director may act in a professional capacity for the Company in conjunction with his office of Director, for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. No Director or intended Director shall be disqualified by his office from contracting with the Company, nor shall any contract or arrangement entered into by or on behalf of the Company with any Director or any entity or company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit, remuneration or other benefits realised by any such contract or arrangement by reason only of such Director holding that office, or of any fiduciary relationship thereby established.

29.      A Director shall be entitled to vote as a Director in respect of any contract or arrangement in which he is interested or upon any matter arising thereout, and if he shall so vote his vote shall be counted, and he shall be taken into account in determining the quorum for the meeting at which any such contract or arrangement is to be considered.

30.      A Director may hold office as a director in or manager of any other company in which the Company is a shareholder or is otherwise interested, and (subject to any agreement with the Company to the contrary) shall not be liable to account to the Company for any remuneration or other benefits receivable by him from such other company. The Board may exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as the Board thinks fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors or other officers of such company or voting or providing for the payment of remuneration to the directors of such company) and any Director of the Company may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or be about to be, appointed a director or other officer of such other company and as such is or may become interested in the exercise of such voting rights in manner aforesaid.

DIRECTORS' MEETINGS

31.	(a)	Meetings of the Directors may be held in Hong Kong or in any other part of the world as may be convenient for the majority.

(b)
Notice of a meeting of Directors shall be deemed to be duly given to a Director if it is given to him personally, orally or in writing, or sent to him at his last known address or any other address given by him to the Company for this purpose. A Director may consent to short notice of and may waive notice of any meeting and any such waiver may be retrospective.

(c)
The Directors may elect a Chairman of the Board and determine the period for which he is to hold office; but if no such Chairman be elected, or if at any meeting the Chairman be not present within 5 minutes after the time appointed for holding the meeting, the Directors present may choose one of their members as the chairman of such meeting.

(d)
Unless otherwise determined by the Company by Ordinary Resolution, the quorum for meeting of the Directors shall be two. Matters arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, and in case a chairman of the meeting is chosen or elected, the chairman shall have a second or casting vote.

(e)
A resolution in writing signed by all the Directors (so long as they constitute a quorum as provided in Article 31 (d) hereof) and annexed or attached to the Directors' Minute Book shall be as valid and effective as a resolution passed at a meeting duly convened. The signature of any Director may be given by his Alternate. Any such resolution may be contained in one document or separate copies prepared and/or circulated for the purpose and signed by one or more of the Directors. A cable, telex or fax message sent by a Director or his Alternate shall be deemed to be a document signed by him for the purpose of this Article.

(f)
If the Company shall have only one director, the provisions hereinbefore contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

THE SEAL

32.      The Directors shall procure a common seal to be made for the Company, and shall provide for the safe custody thereof. The Seal shall not be affixed to any instrument except by the authority of the Directors or a committee authorised by the Board in that behalf, and every instrument to which the Seal shall be affixed shall be signed by one Director or some other person nominated by the Directors for the purpose.

33.      The Company may exercise all the powers of having official seals conferred by the Ordinance and such powers shall be vested in the Directors.

SECRETARY

34.      The Directors shall appoint a Secretary of the Company for such period, at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them. In the event that the Secretary appointed is a corporation or other body, it may act and sign by the hand of any one or more of its directors or officers duly authorised. The First Secretary of the Company shall be CAYMAN - HONG KONG CORPORATE SERVICES LIMITED.

NOTICES

35.      Every member shall register with the Company an address to which notices can be sent and if any member shall fail so to do notice may be given to such member by sending the same to his last known place of business or residence or, if there be none, by posting the same for three days at the office of the Company.

WINDING UP

36.      If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up Capital, such assets shall be distributed so that as near as may be the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively and if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or which ought to have been paid up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of any shares issued upon special terms and conditions.

37.	(a)
If the Company shall be wound up whether voluntarily or otherwise the liquidators may with the sanction of a special resolution divide among the contributories in specie or kind any part of the assets of the Company and may with the like sanction vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories or any of them as the liquidators with the like sanction think fit.

(b)
If thought expedient any such division may be otherwise than in accordance with the legal rights of the contributories and in particular any class may be given preferential or special rights or may be excluded altogether or in part; but in case any division otherwise than in accordance with the legal rights of the contributories shall be determined on any contributory who would be prejudiced thereby shall have a right to dissent and ancillary rights as if such determination were a Special Resolution passed pursuant to Section 237 of the Ordinance.

(c)
In case any of the shares to be divided as aforesaid consist of shares which involve a liability to calls or otherwise, any person entitled under such division to any of the said shares may, within ten days after the passing of the special resolution by notice in writing, direct the Liquidator to sell his proportion and pay him the net proceeds, and the Liquidator shall, if practicable, act accordingly.

Name, Address and Descriptions of Subscriber

For and on behalf of
Cayman HK Nominees Limited

(Sd.) Raymond Leung

Raymond Leung
CAYMAN HK NOMINEES LIMITED
25/F Car Po Commercial Building,
18 Lyndhurst Terrace, Central
Hong Kong.
Corporation

Dated the 18th Day of October, 2005
WITNESS to the above signature.

(Sd.) Cheng, Chan Yuet Har
Cheng, Chan Yuet Har
Secretary
25/F Car Po Commercial Building,
18 Lyndhurst Terrace, Central,
Hong Kong.